                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]  Preliminary Proxy Statement
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     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                              IPC HOLDINGS, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA

                        NOTICE OF ANNUAL GENERAL MEETING
                          TO BE HELD ON JUNE 11, 2004

                                                                  April 29, 2004

TO OUR SHAREHOLDERS:

     The 2004 Annual General Meeting of IPC Holdings, Ltd. (the "Company") will be held at 9:30 a.m., local time, on Friday, June 11, 2004 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, for the following purposes:

          To elect six directors to hold office until the Company's next Annual General Meeting or until their successors are elected or appointed or their offices are otherwise vacated;

          To act on a proposal to appoint KPMG as the Company's independent auditors to serve until the Company's next Annual General Meeting and to authorize the Audit Committee of the Company to set the compensation of such independent auditors; and

          To transact such other further business, if any, as lawfully may be brought before the meeting.

     Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 31, 2004 are entitled to notice of, and to vote at, the Annual General Meeting.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

                                          By Order of the Board of Directors,

                                          Dennis J. Higginbottom
                                          Vice President & Secretary

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA

                                                                  April 29, 2004

                                PROXY STATEMENT
                   FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                 JUNE 11, 2004

             GENERAL INFORMATION; VOTING AND REVOCATION OF PROXIES

     The Board of Directors of IPC Holdings, Ltd. (the "Company") is soliciting the enclosed proxy to be voted at the 2004 Annual General Meeting of the Company's shareholders (the "Annual General Meeting") to be held at 9:30 a.m., local time, on Friday June 11, 2004 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, and at any adjournments thereof. When the enclosed proxy card is properly executed and returned, the common shares, par value $0.01 per share, of the Company ("Common Shares") it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

     This Proxy Statement, the attached Notice of Annual General Meeting and the enclosed proxy card are first being mailed to shareholders on or about April 29, 2004. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2003 accompanies this Proxy Statement.

     Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     Shareholders of record, as shown by the transfer books of the Company, as of the close of business on March 31, 2004 will be entitled to vote at the Annual General Meeting. As of March 31, 2004 there were outstanding 48,245,395 Common Shares entitled to vote at the Annual General Meeting, with each Common Share entitling the holder of record on such date to one vote on a poll; provided, however, if the number of "Controlled Shares" of any holder would constitute 10% or more of the combined voting power of the issued Common Shares (such holder, a "10% Shareholder"), such holder will have the voting rights attached to its Common Shares reduced, in the manner provided in the Company's Bye-Laws (the "Bye-Laws"), so that it may not exercise more than approximately 9.9% of the total voting rights attached to the outstanding Common Shares. "Controlled Shares" of any person refers to all Common Shares owned by such person, whether (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of
Section 958(a) and 958(b) of the U.S. Internal Revenue Code (the "Code") or
(iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     As of the date of this Proxy Statement, the Company is aware of only one shareholder, American International Group, Inc. ("AIG"), which possesses Controlled Shares requiring a reduction in its voting power to 9.9%; however, the applicability of such provisions may have the effect of increasing another shareholder's voting power to over 9.9%, thereby requiring a corresponding reduction in such other shareholder's voting power. Our Bye-Laws permit certain passive investor intermediaries to increase their share ownership above 10% in specified circumstances without being subject to the voting cut back. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than AIG and Wellington Management Company LLP) with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Company promptly so that the Company may determine whether the voting power of such holder's Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than AIG) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information. The directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

     The quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the outstanding Common Shares (without giving effect to the limitation on voting rights described above).

     At the Annual General Meeting, shareholders will be asked to elect the six director nominees set forth herein under the caption "Election of Directors" to serve as directors of the Company until the Company's next Annual General Meeting or until their successors are elected and qualified. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the election of each such nominee. The Common Shares are entitled to vote cumulatively in the election of directors (resulting in each shareholder, including a shareholder holding Controlled Shares (as defined above), being entitled to the number of votes that equals the number of votes which (except for this provision as to cumulative voting) such shareholder would be entitled to cast for the election of directors with respect to its Common Shares multiplied by the number of persons standing for election as director, and all votes entitled to be cast may be cast for one or more of the directors being elected). Shareholders may (but need not) indicate the distribution of their votes among the nominees in the space provided on the proxy card. Unless otherwise indicated on the proxy card, the proxies will cumulate votes represented by such proxy in their discretion, except to the extent that authority so to cumulate votes is expressly withheld as to any one or more of the nominees. Six directors will be elected by a plurality vote, and an absolute majority of the votes cast is not a prerequisite to election.

     At the Annual General Meeting, shareholders also will be asked to approve the appointment of KPMG as the Company's independent auditors until the Company's next Annual General Meeting and to authorize the Audit Committee of your Board of Directors to set the auditors' compensation. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the appointment of KPMG to serve in such capacity. The appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     Abstentions and "broker non-votes" will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no effect on the outcome of any proposal.

     A vote by a show of hands will be taken in the first instance on all matters (other than the election of directors) properly brought before the Annual General Meeting, unless a poll is requested in accordance with the Bye-Laws. On a vote by show of hands, every shareholder present in person and every person holding a valid proxy will be entitled to one vote, regardless of the number of shares owned or represented by that person. If a poll is requested, each shareholder present who elects to vote in person and each person holding a valid proxy is entitled to one vote for each share owned or represented.

     The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your Common Shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our share transfer agent, Computershare Investor Services, a proxy card for voting those shares will be included with this Proxy Statement. You may direct how your shares are to be voted by completing, signing and returning the proxy card in the enclosed envelope.

     If you own shares through a brokerage firm, you may instead receive from your bank or brokerage firm a voting instructions form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a proxy card, you may direct how your shares are to be voted by completing, signing and returning the voting instructions form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

     We have requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of our Common Shares and will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

     All amounts set forth in this proxy statement are in United States dollars.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

     Six nominees are presented for election at the Annual General Meeting to hold office on your Board of Directors until the next Annual General Meeting or until their respective successors are elected or appointed or their office is otherwise vacated. All of the nominees are currently members of your Board of Directors. Jackie M. Clegg served on the Board throughout 2003 and into 2004 until her resignation on March 1, 2004. The Board appointed Kenneth L. Hammond to fill the vacancy created by her resignation. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE ENCLOSED PROXY CARD. It is not expected that any of the nominees will become unavailable for election as a director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board of Directors shall recommend.

     The name, age, principal occupation and certain other information concerning each nominee is set out below.

     JOSEPH C.H. JOHNSON (age 66) has been Chairman of the Board of Directors of the Company and its wholly-owned subsidiary, IPCRe Limited ("IPCRe" and, together with the Company, "IPC"), since its inception and has been President and Chief Executive Officer of American International Company Limited ("AICL") in Bermuda since 1978. AICL is a wholly-owned subsidiary of AIG. Mr. Johnson is also an officer and director of various other subsidiaries and affiliates of AIG. Mr. Johnson is also Chairman of the Board of Directors of the Bank of Bermuda.

     JAMES P. BRYCE (age 55) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPCRe from its inception in 1993 to July 2000. From July 1985 to July 1993, Mr. Bryce served as a director of AIG Reinsurance Services Limited (Hong Kong).

     KENNETH L. HAMMOND (age 57) has been a director of the Company and IPCRe since March 1, 2004. The appointment of Mr. Hammond was recommended by a non-management director. Mr. Hammond was President of Attorneys' Liability Assurance Society (Bermuda) Ltd. ("ALAS") from 1987 to 1995, and Vice Chairman, President and Chief Executive Officer of ALAS from 1995 to December 2000. He continued as Vice Chairman and Chief Executive Officer of ALAS from 2000 until December 2002, when he retired from that position. From 1987 to 1990, Mr. Hammond was also Managing Director of J.H. Minet in Bermuda. From 1982 to 1986, he served as Senior Vice President and Chief Financial Officer of Trenwick Limited in Bermuda. Mr. Hammond replaced Jackie Clegg, who resigned on March 1, 2004.

     DR. THE HONOURABLE CLARENCE ELDRIDGE JAMES (age 72) has been a director of the Company and IPCRe since February 1996. Dr. James was Chairman, Government Employees Health Insurance Committee, from 1990 to 1998 and was Chief of Staff of the Bermuda Hospitals Board from 1995 until March 1998, when he retired from that position. From 1984 to 1989, Dr. James served as Minister of Finance of Bermuda.

     FRANK MUTCH (age 67) has been a director of the Company and IPCRe since February 1996 and was a consultant with the law firm of Conyers, Dill & Pearman from 1994 to 2000, when he retired from that position. From 1981 to 1994, Mr. Mutch served as a partner of Conyers, Dill & Pearman.

     ANTHONY MACLEOD PILLING (age 65) has been a director of the Company and IPCRe since June 1998. Mr. Pilling has been President of One North (Bermuda) Ltd, which provides management and advisory services to companies and individuals, since 1991. From 1972 to 1991, Mr. Pilling practiced law with firms in Toronto, Calgary, and Vancouver, Canada.

     Your Board of Directors has determined the following directors to be "independent" directors under the rules of the Nasdaq Stock Market during the time of their service on the board, based on its conclusion that they have no material relationship with the Company that would interfere with the exercise of their independent judgement: Jackie M. Clegg, Kenneth L. Hammond, Clarence E. James, Frank Mutch and Anthony M. Pilling.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2003, there were four meetings of your Board of Directors (including regularly scheduled and special meetings). All incumbent directors and Ms. Clegg, but excluding Mr. Hammond, attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of your Board of Directors of which they were a member. Commencing with the next scheduled Board meeting after the 2004 Annual General Meeting, the independent directors will meet alone following each regularly scheduled Board meeting.

     Your Board of Directors has established six standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee, the Stock Option and Stock Purchase Committee and the Nominating Committee.

     AUDIT COMMITTEE. During 2003, the Audit Committee consisted of Messrs. Mutch, Johnson and Pilling and Ms. Clegg. Mr. Hammond replaced Ms. Clegg on the Committee and Mr. Johnson resigned from the Committee in April 2004. The Audit Committee is responsible for meeting with the Company's independent accountants regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Audit Committee held five meetings during the year ended December 31, 2003. The Audit Committee is currently comprised entirely of independent directors.

     Mr. Hammond, one of our independent directors, has been designated by the Board as an "audit committee financial expert," as defined by applicable rules of the United States Securities and Exchange Commission ("SEC"), based on his prior experience as Chief Financial Officer of Trenwick Limited and his experience as President and Chief Executive Officer of ALAS, where he actively supervised ALAS's principal financial officer. Mr. Mutch, one of our independent directors, has also been designated by the Board as an "audit committee financial expert," as defined by applicable rules of the SEC, based on relevant experience acquired during the course of his 20-year legal career advising corporate clients, which required him to regularly review the financial statements of such clients. Since retiring from Conyers, Dill & Pearman in 2000, Mr. Mutch has continued his involvement in business by serving as a director and member of the audit committee of two companies with assets in excess of $1 billion.

     STOCK OPTION AND STOCK PURCHASE COMMITTEE. During 2003, the Stock Option and Stock Purchase Committee consisted of Messrs. James, Mutch and Pilling. The Stock Option and Stock Purchase Committee administers and grants awards under any stock option plans and incentive compensation plans of the Company. The Stock Option and Stock Purchase Committee held one meeting during the year ended December 31, 2003.

     COMPENSATION COMMITTEE. During 2003, the Compensation Committee consisted of Messrs. Johnson, James and Mutch. Mr. Hammond was appointed to the Committee and Mr. Johnson resigned from the Committee in April 2004. The Compensation Committee is currently comprised entirely of independent directors. The Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board of Directors including those programs that are within the province of the

Stock Option and Stock Purchase Committee. The Compensation Committee held one meeting during the year ended December 31, 2003.

     Effective April 2004, your Board of Directors approved a consolidation of the Stock Option and Stock Purchase Committee into the Compensation Committee and appointed Messrs. Hammond, James, Mutch and Pilling as members.

     EXECUTIVE COMMITTEE. During 2003, the Executive Committee consisted of Messrs. Johnson, Bryce and Mutch. The Executive Committee has the authority to oversee the general business and affairs of the Company to the fullest extent permitted by Bermuda law. The Executive Committee held eleven meetings during the year ended December 31, 2003.

     INVESTMENT COMMITTEE. During 2003, the Investment Committee consisted of Messrs. Johnson, Pilling and Mutch and Ms. Clegg. Mr. Hammond replaced Ms. Clegg on the Committee in April 2004. The Investment Committee is responsible for recommending asset allocations to the Board of Directors, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Investment Committee held four meetings during the year ended December 31, 2003.

     NOMINATING COMMITTEE. The Nominating Committee was formed in April 2004 and consists of Messrs. Hammond, James, Mutch and Pilling. The Company has not engaged any third party for the purpose of identifying or evaluating candidates for the Board. The committee is comprised entirely of independent directors. Pursuant to its charter, a copy of which is attached to this Proxy Statement as Appendix A and may be viewed on the Company's web site at www.ipcre.bm under "Financial Information -- Corporate Governance", the Nominating Committee is responsible for identifying individuals believed to be qualified to become directors and to recommend such individuals to the Board as nominees to stand for election as directors at the annual general meeting or to be appointed to fill casual vacancies of the Board. The Nominating Committee will begin functioning following the 2004 Annual General Meeting.

     The Nominating Committee will consider nominees recommended by shareholders and will evaluate such nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating Committee for election at the 2005 Annual General Meeting may do so by submitting in writing such nominees' names, in compliance with the procedures described under "Shareholder Proposals for 2005 Annual Meeting" in this Proxy Statement.

     The criteria adopted by the Board to use in evaluating the suitability of all nominees for director include the following:

          (i) high personal and professional ethics, values and integrity;

          (ii) education, skill and experience with reinsurance or other businesses and organizations that the Board deems relevant and useful;

          (iii) ability and willingness to serve on any committees of the Board; and

          (iv) ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

DIRECTOR COMPENSATION

     During the year ended December 31, 2003, the Company compensated directors (other than any director who was an employee of the Company or IPCRe) in the amount of $12,000 per year and an additional $1,000 per meeting of your Board of Directors or any committee thereof, other than the Executive Committee, for which such directors were compensated in the amount of $500 per meeting attended by such director. In addition to the fees otherwise paid under the Administrative Services Agreement (as defined herein), the Company paid $50,000 to AICL for Mr. Johnson's services as Chairman of your Board of Directors in 2003.

     Directors of IPCRe have previously not been compensated for their services on IPCRe's board or on any board committees. It is expected that, at the 2004 Annual General Meeting of IPCRe, the Company, as IPCRe's shareholder, will approve a proposal to compensate directors (other than any director who is an employee of IPCRe) in the amount of $8,000 per year and an additional $500 per meeting of its Board of Directors or any committee thereof, other than the Executive Committee, for which such directors will be compensated in the amount of $250 per meeting attended by such director.

                    APPOINTMENT OF INDEPENDENT AUDITORS AND
                    AUTHORIZATION TO SET THEIR COMPENSATION
                             (ITEM B ON PROXY CARD)

     The appointment of independent auditors is subject to approval annually by the Company's shareholders. KPMG has served as the Company's and IPCRe's independent auditors since the Annual General Meeting on June 14, 2002, replacing Arthur Andersen, which had served as the Company's and IPCRe's independent auditors since 1993. This appointment was in accordance with the recommendation of your Board of Directors, which had decided to propose KPMG based upon the recommendation of the Audit Committee. Your appointment of KPMG had the effect of dismissing Arthur Andersen as our independent auditors.

     During the fiscal year ended December 31, 2001 and during any interim periods from January 1, 2002 to the 2002 Annual General Meeting, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the matter of disagreement in connection with its report as and for the fiscal year ended December 31, 2001. The audit reports of Arthur Andersen on our consolidated financial statements for that year did not contain any adverse opinion or disclaimer of opinion nor was that opinion qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal year ended December 31, 2001 and during any interim periods from January 1, 2002 through June 14, 2002, there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

     Representatives of KPMG are expected to attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting. If approved, KPMG will serve as the Company's auditor until the Company's next Annual General Meeting for such compensation as the Audit Committee of your Board of Directors shall determine.

     The following table shows information about fees paid by IPC and IPCRe Europe Limited to KPMG for services rendered for the fiscal years ended December 31, 2003 and 2002.

                                                                2003       2002
                                                              --------   --------
Audit Fees..................................................  $251,083   $185,796
Audit-related Fees(1).......................................  $      0   $      0
Tax Fees(2).................................................  $  5,523   $      0
All Other Fees(3)...........................................  $ 88,549   $      0

---------------
(1) Audit-related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the Audit Fees category.

(2) Tax Fees are fees paid in 2003 in respect of work performed to prepare the Irish corporate tax returns for IPCRe Europe Limited, a wholly-owned subsidiary of IPCRe, for the years ended 31 December 2001 and 2002.

(3) All Other Fees are fees related to clerical assistance provided in documenting the Company's internal control over financial reporting and disclosure required by Section 404 of the Sarbanes-Oxley Act of 2002.

     The Audit Committee pre-approved estimates for audit services and non-audit services provided to the Company by the independent auditors.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT AUDITOR AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THE COMPENSATION OF THE INDEPENDENT AUDITOR.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following descriptions summarize certain relationships and the terms of certain of the Company's agreements. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement has been previously filed with the Securities and Exchange Commission (the "Commission") and is listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, a copy of which will be provided upon request. See "Additional Information."

OVERVIEW

     The Company was formed in May 1993 through the sponsorship of AIG, a holding company incorporated in Delaware, which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG purchased 24.4% of the initial share capital of the Company and an option (exercisable in specified circumstances) to obtain up to an additional 10% (on a fully diluted basis, excluding employee stock options) of the share capital of the Company (the "AIG Option"). On December 12, 2001, the Company completed a follow-on public offering (the "Offering"), which is one of the circumstances in which AIG is permitted to exercise its option. In the Offering, 17,480,000 ordinary shares were sold (including the exercise of the over-allotment option of 2,280,000 shares) at $26.00 per share. Concurrent with the Offering, the Company sold 2,847,000 shares in a private placement to AIG at a price equal to the public offering price. Furthermore, AIG exercised its option referred to above, whereby it acquired 2,775,000 shares at an exercise price of $12.7746 per share. Immediately subsequent to the Offering, AIG owned 24.3% of the share capital of the Company.

     Since our formation, subsidiaries of AIG have provided administrative, investment management and custodial services to us and IPCRe, and our Assistant Secretary is also an officer of subsidiaries and affiliates of AIG. In addition, the Chairman of your Board of Directors is an officer and director of several AIG affiliates and subsidiaries. AIG has informed us that AIG presently intends to continue its share ownership in the Company for the foreseeable future.

CERTAIN BUSINESS RELATIONSHIPS

     ADMINISTRATIVE SERVICES. Our day-to-day administrative services are performed by AICL, a wholly-owned subsidiary of AIG, pursuant to an administrative services agreement (the "Administrative Services Agreement"). Services and facilities provided pursuant to the Administrative Services Agreement include tax, legal and accounting services, office space in Bermuda, electronic data services and other services required by IPC in the ordinary course of business. Fees payable for such administrative services totaled $7.8 million for the year ended December 31, 2003. In addition to such fees, IPC pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors. Mr. Johnson is President and Chief Executive Officer of AICL.

     IPCRe Europe Limited is party to an agreement with AIG Insurance Management Services (Ireland) Ltd. ("AIMS"), an indirect wholly-owned subsidiary of AIG, under which AIMS provides administrative services for an annual fee of approximately $40,000 per annum.

     INVESTMENT MANAGEMENT SERVICES. AIG Global Investment Corp. (Ireland) Ltd. ("AIGIC"), an indirect wholly-owned subsidiary of AIG, provides investment management services to IPC. AIGIC manages our entire investment portfolio, subject to our investment guidelines, pursuant to an investment advisory agreement (the "Investment Management Agreement"). The advisory fee totaled $567,000 for the year ended December 31, 2003. The performance of AIGIC under the Investment Management Agreement is reviewed periodically by your Board of Directors. AIGIC has entered into a Sub-Advisory Agreement with AIG Global Investment Corp. Ltd. (Europe) ("AIGIC (Europe)"), an indirect wholly-owned subsidiary of AIG, pursuant to which AIGIC (Europe) advises AIGIC on the management of IPC's investment portfolio.

     CUSTODIAL SERVICES. AIG Global Investment Trust Services Limited, an indirect wholly-owned subsidiary of AIG based in Ireland, provides custodial services to us pursuant to a custodial agreement (the

"Custodial Agreement"). Fees incurred under the Custodial Agreement were $673,000 for the year ended December 31, 2003.

     UNDERWRITING SERVICES. The Company's subsidiary, IPCRe Underwriting Services Limited ("IPCUSL"), entered into an underwriting agency agreement with Allied World Assurance Company, Ltd ("AWAC"), a multi-line insurance and reinsurance company. AWAC is a wholly-owned subsidiary of Allied World Assurance Holdings, Ltd, in which AIG holds a 23.4% ownership interest. Under the agreement, IPCUSL will underwrite, on an exclusive basis, property catastrophe treaty reinsurance written by AWAC. IPCUSL will receive an agency commission of 6.5% of gross premiums written. The underwriting agency agreement is on a rolling three year basis, which commenced on December 1, 2001, unless prior written notice to terminate is delivered by either party at least 90 days prior to December 1st of any given year. The agency commission earned during the year ended December 31, 2003 was $3,348,000.

TRANSACTIONS IN ORDINARY COURSE OF BUSINESS WITH SHAREHOLDERS

     We have assumed premiums from companies affiliated with a shareholder of the Company. Premiums assumed from subsidiaries of AIG were approximately $39.0 million for the year ended December 31, 2003. Premiums ceded to a subsidiary of AIG during the same period were $982,000.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

     The table below sets forth certain information as of March 31, 2004 (unless otherwise specified) with respect to the beneficial ownership of Common Shares by each person who is known to the Company to own beneficially more than 5% of the outstanding Common Shares, each person currently serving as a director of the Company, each nominee for director, the Chief Executive Officer, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (the "Named Executive Officers") and all directors and executive officers as a group.

                                                               BENEFICIAL OWNERSHIP(1)
                                                               -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                             NUMBER        PERCENT
------------------------------------                           ----------      -------
American International Group, Inc. .........................   11,722,000(2)    24.3%
  70 Pine Street
  New York, New York 10270
Wellington Management Company, LLP..........................    4,824,327(3)    10.0%
  75 State Street
  Boston, Massachusetts 02109
FMR Corp. ..................................................    4,532,013(4)     9.4%
  82 Devonshire Street
  Boston, Massachusetts 02109
Pzena Investment Management, LLC............................    4,239,203(5)     8.8%
  120 West 45th Street, 34th Floor
  New York, NY 10036
Vanguard/Windsor Fund, Inc..................................    2,687,400(6)     5.6%
  100 Vanguard Blvd.
  Malvern, Pennsylvania 19355
James P. Bryce..............................................       92,842(7)        *
Joseph C.H. Johnson.........................................           --           *
Kenneth L. Hammond..........................................           --           *
Dr. the Honourable Clarence Eldridge James..................           --           *
Frank Mutch.................................................        2,000           *
Anthony MacLeod Pilling.....................................           --           *
Peter J.A. Cozens...........................................       28,148(8)        *
Stephen F. Fallon...........................................       58,000(9)        *
John R. Weale...............................................       40,225(10)       *
Dennis J. Higginbottom......................................       21,317(11)       *
All directors and executive officers as a group.............      242,532           *

---------------
  *  Less than 1% of the outstanding Common Shares

 (1) In accordance with the rules of the Securities and Exchange Commission, a person is deemed to have "beneficial ownership" of Common Shares which such person has the rights to acquire within 60 days. For purposes of calculating percent ownership, each person's holdings have been calculated assuming full exercise of outstanding options exercisable by such person within 60 days, but not the exercise of options held by any other person. All amounts listed represent sole investment and voting power unless otherwise indicated.

 (2) Reflects information reported in Amendment No. 3, filed December 19, 2001, to a Schedule 13D. Mr. Johnson, the Chairman of the Board of Directors of the Company and IPCRe, is the President and Chief Executive Officer of AICL and an officer and director of various other AIG subsidiaries and affiliates. Mr. Johnson is also President and a director of Starr International Company, Inc., a private holding company ("SICO"), which has the right to vote approximately 12.0% of the outstanding shares of common stock of AIG. SICO beneficially owns 1,250,000 Common Shares of the Company. Mr. Johnson and AIG disclaim any beneficial interest in the Common Shares of the Company owned by SICO.

 (3) Reflects information reported in Amendment No. 8 to a Schedule 13G filed February 12, 2004. Wellington Management Company, LLP has shared voting power over 1,825,927 Common Shares and has shared dispositive power over 4,824,327 Common Shares.

 (4) Reflects information reported in Amendment No. 4 to a Schedule 13G filed February 17, 2004. FMR Corp. is a parent holding company that holds sole voting and dispositive voting power for Common Shares held by three subsidiaries, one of whom, Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, held 3,531,000 shares or 7.782% of our total outstanding Common Shares at December 31, 2003.

 (5) Reflects information reported in a Schedule 13G filed February 12, 2004.

 (6) Reflects information reported in Amendment No. 7 to a Schedule 13G filed February 6, 2004. Wellington Management Company, LLP is an investment adviser; one of its clients is Vanguard/ Windsor Fund, Inc. Vanguard shares dispositive power for all of its Common Shares with Wellington.

 (7) Includes 324 Common Shares that are held by the IRA trustee for Mr. Bryce's wife, for which Mr. Bryce disclaims beneficial ownership, and 44,250 Common Shares issuable upon the exercise of options.

 (8) Includes 13,750 Common Shares issuable upon the exercise of options.

 (9) Includes 55,000 Common Shares issuable upon the exercise of options.

(10) Includes 35,000 Common Shares issuable upon the exercise of options.

(11) Includes 9,250 Common Shares issuable upon the exercise of options.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and IPCRe are elected by and serve at the discretion of your Board of Directors. The name, age, principal occupation and certain other information regarding the executive officers of the Company and IPCRe as of December 31, 2003 were as follows:

     JAMES P. BRYCE (age 55) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and was Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPCRe from its inception in 1993 to July 2000. Between November 1992 and June 1993, Mr. Bryce was a Vice President in the Reinsurance Division of AIG Europe (UK) Limited in London; between December 1990 and November 1992, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Hong Kong). From July 1985 to November 1990, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Tokyo), and from July 1985 to July 1993, Mr. Bryce served as a Director of AIG Reinsurance Services Limited (Hong Kong).

     PETER J.A. COZENS (age 56) was appointed Senior Vice President of the Company and IPCRe on February 10, 2004, having served as Vice President of IPCRe since March 1995. From June 1993 to March 1995 Mr. Cozens was the London representative of IPC. Mr. Cozens previously served from September 1981 to May 1993 as Group Non-Marine Underwriter of the English & American Group, and from August 1963 to August 1981 with the Sir Philip D'Ambrumenil Syndicate at Lloyd's, where his responsibilities were those of Deputy Treaty Underwriter.

     STEPHEN F. FALLON (age 47) was appointed Senior Vice President of the Company on February 10, 2004, having served as Senior Vice President of IPCRe since December 2001. From October 1997 to December 2001, Mr. Fallon served as Vice President of IPCRe. From June 1996 through October 1997 Mr. Fallon was a Senior Vice President of Folksamerica Reinsurance Company, and from November 1985 to June 1996 Mr. Fallon was a Senior Vice President and Director of Christiania General Insurance Corporation of New York.

     DENNIS J. HIGGINBOTTOM (age 55) was appointed Vice President and Secretary of the Company and IPCRe in December 1995. From October 1983 to December 1990, Mr. Higginbottom was Vice President and

Director of AICL, and from December 1990 to December 1995, Mr. Higginbottom was Senior Vice President and Director of AICL.

     JOHN R. WEALE (age 45) was appointed Senior Vice President and Chief Financial Officer of the Company and IPCRe on February 19, 2002. Since July 1996, Mr. Weale had served as Vice President and Chief Financial Officer of the Company and IPCRe. Prior to joining IPCRe, Mr. Weale spent over 13 years with AICL in Bermuda, serving in a variety of positions, the most recent being Vice President -- Offshore Management Services.

                             EXECUTIVE COMPENSATION

     The following table sets forth, in summary form, compensation for all services rendered in all capacities to the Company and IPCRe for the year ended December 31, 2003 by the Chief Executive Officer of the Company and IPCRe and by the Named Executive Officers. Positions listed in the table set forth below are held with both the Company and IPCRe.

                                                                     SUMMARY COMPENSATION TABLE
                                       --------------------------------------------------------------------------------------
                                                                                              LONG-TERM
                                                        ANNUAL COMPENSATION              COMPENSATION AWARDS
                                                ------------------------------------   -----------------------
                                                                                       RESTRICTED   SECURITIES
                                                                      OTHER ANNUAL       STOCK      UNDERLYING    ALL OTHER
                                       FISCAL   SALARY    BONUS(1)   COMPENSATION(2)    UNITS(3)     OPTIONS     COMPENSATION
NAMES AND PRINCIPAL POSITION            YEAR       $         $              $              $            #             $
----------------------------           ------   -------   --------   ---------------   ----------   ----------   ------------
James P. Bryce.......................   2003    445,000   275,000        158,035        669,000       30,000        32,000(4)
President & Chief                       2002    382,500   200,000        154,018              0       35,000        11,000(4)
Executive Officer                       2001    370,000   100,000        144,105              0       20,000        10,500(4)

Stephen F. Fallon....................   2003    268,000   200,000        152,207        334,500       20,000        33,400(5)
Senior Vice President                   2002    235,500   130,000        143,599              0       25,000        11,775(5)
                                        2001    193,200    65,000        135,781              0       17,000         9,660(5)

Peter J.A. Cozens....................   2003    259,500   200,000        181,440        250,875       15,000        20,000(6)
Senior Vice President                   2002    227,000   120,000        157,528              0       20,000             0(6)
                                        2001    219,500    60,000        152,977              0       10,000             0(6)

John R. Weale........................   2003    230,000   150,000        145,857        250,875       15,000        31,500(5)
Senior Vice President & Chief           2002    189,250   100,000        131,423              0       20,000         9,463(5)
Financial Officer                       2001    157,000    40,000        122,015              0        6,000         7,850(5)

Dennis J. Higginbottom...............   2003    181,000   100,000        160,960        167,250       15,000        18,100(6)
Vice President & Secretary              2002    153,600    60,000        163,119              0       10,000             0(6)
                                        2001    146,100    30,000        152,113              0        6,000             0(6)

---------------

(1) For awards made in 2001, 50% of the amount shown was deferred and vests at a rate of 25% on December 31st of each of the first through fourth years following the year of the award. Portions of the award not vested may be subject to forfeiture under certain conditions. The deferred amount is invested in mutual funds, which have variable investment returns. Consequently, the value of the invested amount may increase or decrease during the vesting period. Awards made in 2003 and 2002 were not deferred.

(2) Other annual compensation for the year ended December 31, 2003 includes amounts in respect of reimbursement for certain travel expenses, property management, utilities, club dues, cost of living allowances, education expenses (with respect to Messrs. Fallon and Higginbottom only), and also includes housing expenses of $83,268, 68,500, 112,113, 73,250 and 101,362 for Messrs. Bryce, Fallon, Cozens, Weale and Higginbottom, respectively.

(3) Each Restricted Stock Unit represents the right to receive one newly-issued, fully paid and non-assessable Common Share of the Company at a future date. Each award vests at a rate of 25% on the dates specified in the award agreement in each of the first through fourth years following the year of the grant. The amount shown represents the value of the award, calculated by multiplying the number of units granted by the closing market price of the Company's common stock on the date of the grant. Portions of the award not vested may be subject to forfeiture under certain conditions.

(4) Represents employer contributions pursuant to a deferred compensation agreement and the IPCRe Supplementary Executive Retirement Plan. See "Executive Compensation -- Pension Benefits".

(5) Represents employer contributions to the IPCRe Defined Contribution Retirement Plan and the IPCRe Supplementary Executive Retirement Plan. See "Executive Compensation -- Pension Benefits".

(6) Represents employer contributions to the IPCRe Supplementary Executive Retirement Plan. See "Executive Compensation -- Pension Benefits".

STOCK OPTION PLAN

     The Company currently maintains an equity compensation plan that provides for the issuance of Common Shares to officers and other employees. This compensation plan was approved by the Company's shareholders on February 15, 1996 and was amended in 1999 and 2003 to increase the number of Common Shares covered by the plan and extend the plan's effective period. The following table sets forth information regarding outstanding options and shares available for future issuance under this plan as of December 31, 2003:

                      EQUITY COMPENSATION PLAN INFORMATION

                                          (A)                       (B)                        (C)
PLAN CATEGORY
-------------
                                       NUMBER OF              WEIGHTED-AVERAGE        NUMBER OF SECURITIES
                                    SECURITIES TO BE           EXERCISE PRICE        REMAINING AVAILABLE FOR
                                      ISSUED UPON              OF OUTSTANDING         FUTURE ISSUANCE UNDER
                                      EXERCISE OF                 OPTIONS,          EQUITY COMPENSATION PLANS
                                  OUTSTANDING OPTIONS,            WARRANTS            (EXCLUDING SECURITIES
                                  WARRANTS AND RIGHTS            AND RIGHTS         REFLECTED IN COLUMN (A))
                                ------------------------   ----------------------   -------------------------
Equity compensation plans
  approved by security
  holders.....................          350,375            $       26.60                    512,455
Equity compensation plans not
  approved by security
  holders.....................             --                        --                        --
                                ========================   ======================   ========================
Total.........................          350,375            $       26.60                    512,455

     The following table sets forth information concerning awards of stock options under the Company's Stock Option Plan made to the Company's Chief Executive Officer and to the Named Executive Officers during the year ended December 31, 2003.

                             OPTION GRANTS IN 2003

                                            INDIVIDUAL GRANTS
                        ----------------------------------------------------------   POTENTIAL REALIZABLE
                        NUMBER OF                                                      VALUE AT ASSUMED
                          COMMON                                                        ANNUAL RATE OF
                          SHARES      PERCENT OF                                      COMMON SHARE PRICE
                        UNDERLYING   TOTAL OPTIONS   EXERCISE OR                       APPRECIATION FOR
                         OPTIONS      AWARDED TO     BASE PRICE                           OPTION TERM
                         GRANTED     EMPLOYEES IN     PER SHARE      EXPIRATION      ---------------------
NAME                       (#)        FISCAL 2003      ($/SH)          DATE(1)        5%($)       10%($)
----                    ----------   -------------   -----------   ---------------   --------   ----------
James P. Bryce........    30,000         26.7%         $31.54      January 2, 2013   $595,060   $1,507,999
Stephen F. Fallon.....    20,000         17.8%         $31.54      January 2, 2013    396,707    1,005,333
Peter J.A. Cozens.....    15,000         13.3%         $31.54      January 2, 2013    297,530      754,000
John R. Weale.........    15,000         13.3%         $31.54      January 2, 2013    297,530      754,000
Dennis J.
  Higginbottom........    15,000         13.3%         $31.54      January 2, 2013    297,530      754,000

---------------

(1) The options listed above were granted on January 2, 2003. All options vest at a rate of 25% on each of the first through fourth anniversaries of the date of grant for as long as the employee remains employed by the Company. Options become exercisable once vested.

     The following table sets forth information concerning the number of unexpired stock options outstanding at December 31, 2003 and the value of any unexercised in-the-money stock options at such time held by the Chief Executive Officer of the Company and by the Named Executive Officers.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER
                                    31, 2003

                                                                NUMBER OF                       VALUE OF
                                                          SECURITIES UNDERLYING         UNEXERCISED IN-THE-MONEY
                                                           UNEXERCISED OPTIONS                  OPTIONS
                         SHARES ACQUIRED    VALUE          AT FISCAL YEAR-END              AT FISCAL YEAR-END
                           ON EXERCISE     REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
NAME                           (#)           ($)                   (#)                            ($)
----                     ---------------   --------   -----------------------------   ----------------------------
James P. Bryce.........      52,844        $835,161           44,250/47,500                 $505,181/512,288
Stephen F. Fallon......           0        $      0           55,000/31,750                 $892,597/324,600
Peter J.A. Cozens......      23,881        $241,615           13,750/23,750                 $186,413/238,050
John R. Weale..........           0        $      0           35,000/22,750                 $507,462/220,150
Dennis J.                    23,719        $313,208            9,250/17,750                 $117,363/164,900
  Higginbottom.........

---------------

(1) Aggregate market value is based on the closing sale price of Common Shares of $38.90 on December 31, 2003 less the aggregate exercise price.

PENSION BENEFITS

     MR. BRYCE. Pursuant to an individual pension arrangement with IPCRe, Mr. Bryce is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 0.925% of covered compensation plus 1.425% of average final compensation in excess of covered compensation multiplied by his years of credited service from April 1, 1985 (the date from which Mr. Bryce's credited service had previously been calculated under the AIG Retirement Plan in which he participated until December 1, 1995). Covered compensation is equal to 150% of the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which Mr. Bryce will attain Social Security retirement age (currently age 65). At December 31, 2003, Mr. Bryce's covered compensation was $87,000. Covered compensation pursuant to Mr. Bryce's pension arrangement with IPCRe increases each year as Social Security taxable wage bases increase. Average final compensation is defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age
65. Mr. Bryce had 18.75 years of credited service at December 31, 2003.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Bryce assuming normal retirement (age 65). There will be no offset applied against the benefit amount, except that benefits under this plan will be reduced by $17,941 of annual benefits Mr. Bryce will receive under the AIG Retirement Plan referred to above (but not by amounts received under the deferred compensation arrangement described in the next paragraph).

                            BRYCE PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 20,194    $ 26,925    $ 33,656    $ 40,388    $ 47,119
 150,000............................    25,538      34,050      42,563      51,075      59,588
 175,000............................    30,881      41,175      51,469      61,763      72,056
 200,000............................    36,225      48,300      60,375      72,450      84,525
 225,000............................    41,569      55,425      69,281      83,138      96,994
 250,000............................    46,913      62,550      78,188      93,825     109,463
 300,000............................    57,600      76,800      96,000     115,200     134,400
 400,000............................    78,975     105,300     131,625     157,950     184,275
 450,000............................    89,663     119,550     149,438     179,325     209,213
 500,000............................   100,350     133,800     167,250     200,700     234,150

     Mr. Bryce has also entered into a deferred compensation arrangement with IPCRe pursuant to which Mr. Bryce may defer a portion of his salary and IPCRe will contribute a matching amount equal to the lesser of 5% of his salary or the maximum allowable deferral permitted by Section 402(g) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") (which was $12,000 in 2003) with respect to plans established under Section 401(k).

     MR. COZENS. Pursuant to an individual pension arrangement with IPCRe, Mr. Cozens is entitled to a lifetime annual benefit, payable monthly, commencing upon his attaining age 65. The annual amount of such benefit will equal 1.67% of Mr. Cozens' base pay for the twelve months prior to his attaining age 65 multiplied by his years of credited service from March 1, 1995. Compensation under Mr. Cozens' pension arrangement only includes base pay. Mr. Cozens had
8.75 years of credited service at December 31, 2003.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Cozens assuming normal retirement (age 65). There will be no offset applied against the benefit amount.

                           COZENS PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 31,313    $ 41,750    $ 52,188    $ 62,625    $ 73,063
 150,000............................    37,575      50,100      62,625      75,150      87,675
 175,000............................    43,838      58,450      73,063      87,675     102,288
 200,000............................    50,100      66,800      83,500     100,200     116,900
 225,000............................    56,363      75,150      93,938     112,725     131,513
 250,000............................    62,625      83,500     104,375     125,250     146,125
 300,000............................    75,150     100,200     125,250     150,300     175,350
 400,000............................   100,200     133,600     167,000     200,400     233,800
 450,000............................   112,725     150,300     187,875     225,450     263,025
 500,000............................   125,250     167,000     208,750     250,500     292,250

     MR. HIGGINBOTTOM. Pursuant to an individual pension arrangement with IPCRe, Mr. Higginbottom is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 1.75% of average base pay (defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age 65) multiplied by his years of credited service from April 1, 1980 (the date from which Mr. Higginbottom's credited service had previously been calculated under the American International Overseas Pension Plan (the "AIO Plan") in which Mr. Higginbottom participated until December 31, 1995). Compensation under Mr. Higginbottom's pension arrangement only includes base pay. Mr. Higginbottom had
23.75 years of credited service at December 31, 2003. The following table shows the estimated annual retirement benefits that would be payable to Mr. Higginbottom assuming normal retirement (age 65). There will be no offset applied against the benefit amount, except that benefits under this plan will be reduced by $22,365 of annual benefits that Mr. Higginbottom will receive under the AIO Plan referred to above.

                        HIGGINBOTTOM PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 32,813    $ 43,750    $ 54,688    $ 65,625    $ 76,563
 150,000............................    39,375      52,500      65,625      78,750      91,875
 175,000............................    45,938      61,250      76,563      91,875     107,188
 200,000............................    52,500      70,000      87,500     105,000     122,500
 225,000............................    59,063      78,750      98,438     118,125     137,813
 250,000............................    65,625      87,500     109,375     131,250     153,125
 300,000............................    78,750     105,000     131,250     157,500     183,750
 400,000............................   105,000     140,000     175,000     210,000     245,000
 450,000............................   118,125     157,500     196,875     236,250     275,625
 500,000............................   131,250     175,000     218,750     262,500     306,250

     DEFINED CONTRIBUTION RETIREMENT PLAN. Messrs. Weale and Fallon have been eligible to participate in the IPCRe Defined Contribution Retirement Plan since January 1, 1997 and May 1, 1998, respectively. Pursuant to this plan, which is not intended to qualify for tax-favoured treatment under the Code, each participant defers 5% of his salary (as determined each year) and IPCRe contributes a matching amount. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Participants are fully vested at all times in both their own and IPCRe's contributions on their behalf to the plan. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. IPCRe has a supplemental executive retirement plan ("SERP") for the purpose of providing certain retirement benefits to executive officers and other corporate officers approved by IPCRe's Board of Directors. Pursuant to this plan, IPCRe contributes 10% of the participant's salary each year that the plan is in effect, subject to a maximum annual contribution per participant of $20,000. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Participants are fully vested at all times in IPCRe's contributions on their behalf to the plan. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of your Board of Directors has responsibility to review and to recommend to your Board of Directors the compensation of IPC's officers. None of the members of the Compensation Committee was an employee of the Company. Mr. Johnson is President and Chief Executive Officer of AICL. Pursuant to the Administrative Services Agreement, IPC paid fees to AICL of $7.8 million and $5.8 million, respectively, for the years ended December 31, 2003 and 2002 for administrative and other services as described herein. In addition to such fees, the Company pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 2003, the Compensation Committee of your Board of Directors was comprised solely of non-employee directors and currently is comprised entirely of independent directors. During 2003 and into 2004, Mr. Johnson served on the Compensation Committee. Mr. Johnson resigned from the Compensation Committee in April 2004. The Compensation Committee has responsibility to review and propose to your

Board of Directors compensation policies and programs affecting directors and/or officers of IPC, including those programs that are within the province of the Stock Option and Stock Purchase Committee.

     The Company's compensation program is structured to support the human resources requirements of its business. The Company seeks to attract and retain qualified executives who are creative, motivated and dedicated. With respect to its executive officers, the Company competes with reinsurance companies world-wide, although primarily with companies based in Bermuda, North America and the United Kingdom.

     Each executive's total compensation is generally comprised of five components: base salary, certain expense allowances, annual bonus awards, restricted stock awards and stock option awards. The objectives of the Compensation Committee in determining the amount of cash compensation for each executive officer are to provide a level of base salary which will allow the Company to attract and retain experienced and talented personnel, and to align the executive officers' interest with the success of the Company through the payment of a bonus based on individual performance and the performance of the Company. The Compensation Committee also takes into account the awards, if any, made by the Company's Stock Option and Stock Purchase Committee.

     The Compensation Committee did not apply any specific formula but considered generally the compensation practices of other reinsurers through a review of public information and surveys. The Compensation Committee's deliberations were made in light of the Company's financial performance, the maintenance of the A+ (Superior) rating from A.M. Best Company, the maintenance of the A+ rating from Standard and Poor's, and the level of competitive activity for the services of experienced and talented people in the reinsurance industry.

     The Compensation Committee believes that the continued financial success of the Company has been largely attributable to the performance and leadership of senior management. Accordingly, the Company's President and Chief Executive Officer, James P. Bryce, was granted an increase in base salary from $395,000 in 2002 to $445,000 per annum for 2003 and a cash bonus of $275,000. Before recommending to the full Board Mr. Bryce's total compensation for 2003, the Compensation Committee considered the financial performance of the Company in light of the Company's goal of maximizing shareholder value over the long term. Other factors taken into account included the increases in the Company's net income and earnings per share and the consistent high quality combined loss and expense ratio. Mr. Bryce was also granted options to purchase 30,000 Common Shares of the Company effective January 2, 2003, 25% of which became exercisable on January 2, 2004, and 25% of which will become exercisable on each of January 2, 2005, January 2, 2006 and January 2, 2007. Effective June 10, 2003, Mr. Bryce was granted 25,000 Restricted Stock Units, 25% of which vested on January 2, 2004, and 25% of which will vest on each of January 2, 2005, January 2, 2006 and January 2, 2007.

C.E. James
K. L. Hammond
F. Mutch

AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board of Directors in its oversight of IPC's financial reporting process. The Board of Directors, in its business judgement, has determined that all members of the Audit Committee are "independent", as required by applicable listing standards of the National Association of Securities Dealers, Inc. During 2003 and early 2004, Joseph C.H. Johnson and Jackie Clegg served on the Audit Committee. Ms. Clegg resigned from the Board as of March 1, 2004 and was replaced in April 2004 by Mr. Hammond. Mr. Johnson resigned from the Audit Committee in April 2004 and was not replaced.

     The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on April 20, 2004, a copy of which is attached to this Proxy Statement as Appendix B. As set forth in the Audit Committee's Charter, the management of IPC is responsible for the preparation, presentation and integrity of IPC's financial statements, IPC's accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing IPC's financial statements, reviews of IPC's quarterly financial statements, annually auditing management's assessment of the effectiveness of internal control over financial reporting (commencing in the 2004 fiscal year) and other procedures.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to IPC is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in IPC's Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

F. Mutch
K.L. Hammond
A.M. Pilling

PERFORMANCE GRAPH

     The following graph shows the cumulative total return, including reinvestment of dividends, on the Common Shares compared to such return for Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), and SNL Securities' Insurance Index -- Property and Casualty ("SNL Property & Casualty") for the period beginning on December 31, 1998 and ending on December 31, 2003, assuming $100 was invested on December 31, 1998. Each measurement point on the graph represents the cumulative shareholder return as measured by the last reported sale price at the end of each quarter during the relevant period.

                            TOTAL RETURN PERFORMANCE

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------
                       12/31/98   12/31/99   12/31/00   12/31/01   12/31/02   12/31/03
--------------------------------------------------------------------------------------
 IPC Holdings, Ltd.     100.00      67.80      95.72     135.83     144.73     182.39
 S&P 500                100.00     121.11     110.34      97.32      75.75      97.51
 SNL Property &
   Casualty
   Insurance Index      100.00      74.35     106.63     106.40      99.80     123.48

                           SHAREHOLDER COMMUNICATION

     Shareholders may communicate directly with members of the Board of Directors by writing to the Board of Directors, as a group or individually, at the executive offices of the Company. Except as provided below, if any written communication is received by the Company and addressed to the Board of Directors of IPC Holdings, Ltd., any committee of the Board or one or more named directors (or addressed to the Secretary of the Company with a request to be forwarded to one or more members of the Board of Directors), the Secretary of the Company shall be responsible for promptly forwarding the correspondence to the appropriate Board member(s). Obvious marketing materials or other general solicitations will not be forwarded. Directors will generally respond in writing, or cause the Company to respond, to bona fide shareholder communications that express legitimate concerns or questions about IPC.

     The Company's policy on directors attending the Annual General Meeting is that all directors should be invited but are not required to attend. Three directors attended the 2003 Annual General Meeting.

             SHAREHOLDER PROPOSALS FOR 2005 ANNUAL GENERAL MEETING

     If you wish to submit a proposal to be considered for inclusion in the proxy materials for the 2005 Annual General Meeting or propose a nominee for the Board of Directors, please send it to the Secretary, IPC Holdings, Ltd., American International Building, 29 Richmond Road, Pembroke HM 08 Bermuda. Under the rules of the Securities and Exchange Commission, proposals must be received no later than December 28, 2004 to be eligible for inclusion in the 2005 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the 2005 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by your Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the Company is not notified of such proposal by March 13, 2005.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $3,500, plus out-of-pocket expenses.

                                 OTHER MATTERS

     Other than the approval of the minutes from the 2003 Annual General Meeting, your Board of Directors does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. Mr. Cozens, one of our executive officers, inadvertently filed one report with respect to a sale of shares one day late. The Company believes that during 2003 all other filing requirements applicable to its officers and directors were complied with.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES INCORPORATED THEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS) FOR THE YEAR ENDED DECEMBER 31, 2003, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF SUCH REPORT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA, ATTENTION DENNIS J. HIGGINBOTTOM, SECRETARY. Each such request must include a representation that, as of March 31, 2004, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. The Annual Report on Form 10-K, and all of the Company's filings with the Securities and Exchange Commission, can be accessed through our website at www.ipcre.bm under "Financial Information". As permitted by the Commission's rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide with such report a list of such exhibits and information about its charges for providing them.

                                                                      APPENDIX A

                               IPC HOLDINGS, LTD.
                          NOMINATING COMMITTEE CHARTER

COMMITTEE MEMBERSHIP

     The Nominating Committee (the "Committee") of the Board of Directors (the "Board") of IPC Holdings, Ltd. (the "Company") shall consist solely of "independent directors," that is those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and who are otherwise "independent" under the rules of the Nasdaq Stock Market, Inc.

     The members of the Committee shall be appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

COMMITTEE PURPOSE AND RESPONSIBILITIES

     The Committee shall have the purpose and responsibilities to:

          1. Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof.

          2. (a) Identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board, the nominees to stand for election as directors at the annual general meeting or, if applicable, at a special meeting of shareholders. In the case of a vacancy in the office of a director, the Committee shall recommend to the Board an individual to fill such vacancy through appointment by the Board. In selecting or recommending candidates, the Committee shall take into consideration the criteria set forth in subparagraph (b) as approved by the Board, the Board Policy on Director Independence and such other factors as it deems appropriate:

          (b) In evaluating the suitability of nominees for directors, the Committee shall consider the following criteria as adopted and modified by the Board from time to time:

             (i) high personal and professional ethics, values and integrity;

             (ii) education, skill and experience with reinsurance or other businesses and organizations that the Board deems relevant and useful;

             (iii) ability and willingness to serve on any committees of the Board; and

             (iv) ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

          The Committee shall consider all candidates recommended by the Company's shareholders in accordance with the procedures set forth in the Company's annual proxy statement. The Committee may also consider candidates proposed by management.

          3. Identify Board members qualified to fill vacancies on any committee of the Board and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate's experience with the goals of the committee and the interplay of the candidate's experience with the experience of other committee members.

          4. Assist management in the preparation of the disclosure in the Company's annual proxy statement regarding the operations of the Committee.

          5. Report to the Board at least once per year.

          6. Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

COMMITTEE STRUCTURE AND OPERATIONS

     The Board shall designate one member of the Committee as its chairperson. The Committee shall meet at least twice a year in conjunction with regularly scheduled meetings of the Board, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

RESOURCES AND AUTHORITY OF THE COMMITTEE

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

                                                                      APPENDIX B

                               IPC HOLDINGS, LTD.
                            AUDIT COMMITTEE CHARTER

I. COMPOSITION OF THE AUDIT COMMITTEE: The Audit Committee of the Board of Directors (the "Board") of IPC Holdings, Ltd. (the "Company") shall be comprised of at least three directors, each of whom is (i) "independent" under the rules of the Nasdaq Stock Market, Inc., and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder and the Board Policy on Director Independence, adopted by the Board on February 10, 2004; (ii) does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board; and (iii) is not an "affiliate" of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication. Members shall be appointed by the Board based on nominations recommended by the Company's Nominating Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

II. PURPOSES OF THE AUDIT COMMITTEE: The purposes of the Audit Committee are to:

          1. assist Board oversight of the integrity of (i) the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence and (iv) the performance of the independent auditors.

          2. prepare the report required to be prepared by the Audit Committee pursuant to the rules of the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management's assessment of the effectiveness of internal control over financial reporting (commencing in the 2004 fiscal year) and other procedures.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

     The Audit Committee shall obtain from the independent auditors annually a formal written statement (the "Auditors' Statement") describing: the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company, addressing at least the matters set forth in Independence Standards Board Standard No. 1.

     The Audit Committee shall obtain from the independent auditors annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III. MEETINGS AND STRUCTURE OF THE AUDIT COMMITTEE: The Audit Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements, the Bermuda Statutory Return, the quarterly financial results and other matters as set forth in Article IV. The Audit Committee should meet separately at least annually with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE: To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

          1. with respect to the independent auditor,

          (i) to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee; provided that the auditor appointment shall be subject to shareholder approval;

          (ii) to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

          (iii) to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

          (iv) to ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

          (v) to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors and management, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

          (vi) to discuss the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

          (vii) to take into account the opinions of management in assessing the independent auditors' qualifications, performance and independence;

          2. with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

          (i) to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

          (ii) to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section
     380), as may be modified or supplemented, or other professional standards, including reports and communications related to:

        - deficiencies, including significant deficiencies or material weaknesses, noted in the audit of the design or operation of internal controls or other matters relating to internal control over financial reporting;

        - consideration of fraud in a financial statement audit;

        - detection of illegal acts;

        - the independent auditors' responsibility under generally accepted auditing standards;

        - any restriction on audit scope;

        - significant accounting policies;

        - significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

        - management judgments and accounting estimates;

        - any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

        - the responsibility of the independent auditor for other information in documents containing audited financial statements;

        - disagreements with management;

        - consultation by management with other accountants;

        - major issues discussed with management prior to retention of the independent auditor;

        - difficulties encountered with management in performing the audit;

        - the independent auditors' judgments about the quality of the entity's accounting principles; and

        - reviews of interim financial information conducted by the independent auditors;

          (iii) to meet with management and/or the independent auditors:

        - to discuss the scope of the annual audit;

        - to discuss the annual financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

        - to discuss the Bermuda Statutory Return;

        - to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent auditors, relating to the Company's financial statements;

        - to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

        - to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

        - to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

        - to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and
          (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

          (iv) to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

          (v) to discuss guidelines and policies governing the process by which senior management of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

          (vi) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

          (vii) to discuss with the Company's legal counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or, the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

          (viii) to review and approve all related party transactions of the Company;

          (ix) to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

          (x) to establish hiring policies for employees or former employees of the independent auditors;

          3. with respect to reporting and recommendations,

          (i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

          (ii) to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors; and

          (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts or consultants, as it deems necessary or appropriate, without seeking the approval of the Board or management.

     The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

          1. Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

          2. Compensation of any advisers employed by the Audit Committee; and

          3. Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

PROXY - IPC HOLDINGS, LTD.

MEETING DETAILS

PROXY SOLICITED BY BOARD OF DIRECTORS OF IPC HOLDINGS, LTD. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2004 (THE "ANNUAL GENERAL MEETING") AT THE AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE, BERMUDA.

The undersigned shareholder of the Company hereby appoints Joseph C.H. Johnson or, failing him, James P. Bryce, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company ("Common Shares") held of record on March 31, 2004 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY.

IPC HOLDINGS, LTD.

Use a black pen. Print in                    Mark this box with an X if
CAPITAL letters inside the grey   [X]    [ ] you have made changes to
areas as shown in this example.              your name or address details above.

ANNUAL MEETING PROXY CARD

A ELECTION OF DIRECTORS

1. Item A - Election of Nominees: to elect Directors of the Company to hold office until the Company's next Annual General Meeting of Shareholders or until their successors are elected or appointed or their office is otherwise vacated.

                                    FOR          WITHHOLD

01  Joseph C.H. Johnson             [ ]            [ ]


02  James P. Bryce                  [ ]            [ ]


03  Kenneth L. Hammond              [ ]            [ ]

04  Dr. the Honourable Clarence
    Eldridge James                  [ ]            [ ]


05  Frank Mutch                     [ ]            [ ]


06  Anthony MacLeod Pilling         [ ]            [ ]


B ISSUES

THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

                                                 FOR     AGAINST       WITHHOLD

2. Item B - Appointment and Remuneration of      [ ]      [ ]           [ ]
Independent Auditors: to appoint the firm of KPMG as the Company's independent auditors to serve until the Company's next
Annual General Meeting of Shareholders and to authorize the Audit Committee to set the compensation for the Company's independent auditors.

C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name or names exactly as it appears on your share certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.



Signature 1                      Signature 2                  Date (dd/mm/yyyy)

--------------------------       ------------------           --/--/----